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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of shares under the Intuit Inc. 1998 Option Plan for Mergers and Acquisitions and to the incorporation by reference therein of our report dated August 19, 1998, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1998, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP
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Palo Alto, California
December 11, 1998